UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 18, 2016
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Suite 106 Purchase, New York 10577
(Address of principal executive offices) (Zip Code)

(914) 468-4009
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 16, 2016, Bovie Medical Corporation (the “Company”) completed its previously announced public offerings of the Company’s common stock, par value $0.001 per share (the “Shares”) at a public offering price of $4.00 per share. A primary offering of 1,625,000 Shares was made by the Company and a secondary offering of 1,625,000 Shares was made by certain stockholders of the Company (the “Selling Stockholders”).

The net proceeds to the Company from the sale of the Shares, after deducting the Underwriter’s discounts and commissions and estimated offering expenses payable by the Company, were $6,047,500. The Company did not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2016	BOVIE MEDICAL CORPORATION

By: /s/ Jay D. Ewers
Jay D. Ewers
Chief Financial Officer